POWER OF ATTORNEY

	I, Jeremy Z. Kolter, hereby appoint each of David
Zuckerman, Jon Russo, Stephanie Greenwald and Laura Kreman, of Qualcomm Incorporated (the ?Company?), signing singly, as my attorney-in-fact to:

(1)	Obtain Electronic Data Gathering, Analysis, and
Retrieval (EDGAR) Access Codes from the United
States Securities and Exchange Commission (the
?SEC?); which may require (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(2)	Execute on my behalf and in my capacity as a
director and/or an officer of the Company, Forms
3, 4 and 5 (the ?Form? or ?Forms?) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?) and the rules thereunder;

	(3)	Perform any and all acts on my behalf which may
be necessary or desirable to complete and execute any Form and file such Form with the SEC and any stock exchange or similar authority;

	(4)	Take any other action in connection with the
foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion;

	(5)        Act as an account administrator for the
undersigned?s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned?s EDGAR account, including modification of access codes;
(iii) maintain, modify and certify the accuracy of information on the undersigned?s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned?s EDGAR account;
and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

              (6)  	Cause the Company to accept a delegation
of authority from any of the     undersigned?s
EDGAR account administrators and, pursuant to that delegation, authorize the Company?s EDGAR account administrators to appoint, remove or replace users for the undersigned?s EDGAR account; and

	(7)	Obtain, as the undersigned?s representative and on
the undersigned?s behalf, information regarding transactions in the Company?s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a.	This Power of Attorney authorizes, but does not
require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b.	Any documents prepared or executed by the
Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c.	Neither the Company nor the Attorney-in-Fact
assumes any liability for the undersigned?s responsibility to comply with the requirements of
Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under
Section 16(b) of the Exchange Act; and

d.	This Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned?s obligations under Section
16 of the Exchange Act, including, without limitation, the reporting requirements under
Section 16 of the Exchange Act.

	I hereby grant to each such attorney-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present. I ratify and confirm all that such attorney-in-fact shall lawfully do by the rights and powers granted by this Power of Attorney.
Each attorney-in-fact shall have full power of substitution or revocation.

	This Power of Attorney shall remain in full force and effect until I am no longer required to file the Forms with respect to my holdings of and transactions in securities issued by the Company, unless I earlier revoke it in a signed writing delivered to the Stock Administration Department of the Company for distribution to each of the foregoing attorneys-in-fact, and supersedes any previous Power of Attorney that may have been signed by me or on my behalf.


IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of August 14, 2025, 2025.


/s/ Jeremy Z. Kolter




State of Pennsylvania
County of Allegheny

This Power of Attorney was acknowledged before me on August
14,2025 by Jeremy Z. Kolter.

/s/ Linda M. Hager
Notary Public

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